Exhibit 10.1

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of December 27, 2023, by and among (i) EG Acquisition Corp., a Delaware corporation (the “Company”); (ii) Thomas James Segrave Jr. (“Segrave”); (iii) Thomas James Segrave, Jr., as custodian for Laura Grace Segrave (“LG Trust”); (iv) Thomas James Segrave, Jr., as custodian for Madison Lee Segrave, (“ML Trust”); (v) Thomas James Segrave, Jr., as custodian for Lillian May Segrave, (“LM Trust”); (vi) Thomas James Segrave, Jr., as custodian for Thomas James Segrave, III, (“TJ Trust” and, together with Segrave, LG Trust, ML Trust and LM Trust, the “Existing Equityholders”); and (vii) EG Sponsor LLC, a Delaware limited liability company (“Sponsor”, and, together with the Existing Equityholders, the “Stockholder Parties”).

RECITALS

WHEREAS, the Company has entered into that certain Equity Purchase Agreement, dated as of October 17, 2022 (as it may be amended or supplemented from time to time, the “Purchase Agreement”), by and among (i) LGM Enterprises, LLC (“OpCo”), (ii) the Existing Equityholders, (iii) EG Acquisition Corp., a Delaware corporation and predecessor to the Company (the “SPAC”), (iv) the Sponsor, and (v) Thomas James Segrave, Jr., as the Existing Equityholder Representative (as defined therein), pursuant to which the parties thereto have agreed to consummate the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”);

WHEREAS, pursuant to the Purchase Agreement, among other things, (i) OpCo issued a number of OpCo Common Units (as defined below) to the Company in exchange for a contribution of cash from the SPAC, (ii) the Class B common stock of the SPAC, held by Sponsor, converted into an equivalent number of shares of Class A Common Stock (as defined below) of the Company, and (iii) the Company issued Class B Common Stock (defined below) to the Existing Equityholders;

WHEREAS, as of immediately following the closing of the Transaction (the “Closing”), each of the Stockholder Parties Beneficially Owns (as defined below) the respective number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), of the Company, set forth on Annex A hereto;

WHEREAS, in connection with the Transaction, the Stockholder Parties have agreed to enter into this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“A&R By-laws” shall mean the Amended and Restated By-laws of the Company, dated as of the date hereof, as it may be amended, supplemented, restated and/or modified from time to time.

“A&R Certificate of Incorporation” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, dated as of the date hereof, as it may be amended, supplemented, restated and/or modified from time to time.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning given in the Purchase Agreement.

“Company Warrants” means warrants to purchase Class A Common Stock.

“Confidential Information” shall mean all information (whether or not specifically identified as confidential), in any form or medium, belonging to Company and its Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements, and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists, or other business documents that the Company treats as confidential; provided that “Confidential Information” shall not include any information that a Stockholder Party can demonstrate has become generally known to and widely available for use other than as a result of the acts or omissions of such Stockholder Party or any Person over which such Stockholder Party has control to the extent such acts or omissions are not authorized by such Stockholder Party in the performance of such Person’s assigned duties for such Stockholder Party.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Law” shall mean any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order.

“LGM Holders” shall mean the Existing Equityholders and their Permitted Transferees.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the date that is the first (1st) anniversary of the Closing Date.

“Lock-up Shares” shall mean (i) the shares of Common Stock received by the Existing Equityholders in connection with the Transactions on the Closing Date, (ii) any shares of Common Stock received after the Closing Date by any Existing Equityholder or Permitted Transferee thereof pursuant to a Redemption (as defined in the OpCo LLCA) of the OpCo Common Units held as of the Closing Date, and (iii) the Company Warrants held as of the Closing Date and any shares of Common Stock issued to Existing Equityholders or Permitted Transferees thereof upon exercise of any such warrants.

“OpCo Common Units” shall mean the “Common Units” of OpCo as defined in the OpCo LLCA.

“OpCo LLCA” shall mean the Amended and Restated Limited Liability Company Operating Agreement of OpCo, dated as of the date hereof, as it may be amended, supplemented, restated and/or modified from time to time.

“Permitted Transferees” shall mean, with respect to any stockholder of the Company party to this Agreement: (i) the Company, OpCo, or any of their Subsidiaries; (ii) any Person, approved in writing in advance by the Board and the Sponsor; (iii) in the case of Sponsor, any of its direct or indirect equityholders or its Affiliates under common control; and (iv) if the stockholder is a natural Person, any of such stockholder’s controlled Affiliates, or any trust or other estate planning vehicle that is under the control of such stockholder and for the sole benefit of such stockholder and/or such stockholder’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing Persons, in the case of each of clauses (i) through (iv) above, only if such transferee becomes a party to this Agreement.

“Person” shall mean individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, by and among the Existing Equityholders, Sponsor, the Company and the New Noteholders (as defined therein).

“Sponsor Holders” shall mean Sponsor and its Permitted Transferees.

“Stockholder Shares” shall mean all securities of the Company registered in the name of, or Beneficially Owned by the Stockholder Parties, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof.

“Subsidiary” shall mean, with respect to any Person, (i) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by such Person, and (ii) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by such Person or of which such Person or any Subsidiary is a general partner, manager, managing member or the equivalent.

“Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii) above.

2. Agreement to Vote. During the term of this Agreement, each LGM Holder shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock, but excluding shares of stock underlying unexercised Options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by such LGM Holder, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by such LGM Holder so that the Board is comprised of the Persons designated pursuant to Section 3. Except as explicitly provided in this Agreement, each LGM Holder is free to vote or cause to be voted all Voting Shares Beneficially Owned by such LGM Holder. For the avoidance of doubt, nothing in this Section 2 shall require an LGM Holder to exercise or convert any security exercisable or convertible for voting securities of the Company. In the event the LGM Holders act by written consent in accordance with the Company’s certificate of incorporation and by-laws with respect to any action otherwise required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of the Company, and the effective date of such action is not subject to Rule 14c-2 of the Exchange Act, the LGM Holders shall provide the Sponsor Holders at least 20 days’ prior written notice prior to the effective date of such action.

3. Board of Directors.

(a) Board Representation. Subject to the terms and conditions of this Agreement, from and after the date of this Agreement, the Company and each LGM Holder shall take all necessary action to cause, effective beginning immediately following the Closing Date, the Board to be comprised of seven (7) directors who, initially, shall be the Persons identified on Exhibit 3 and thereafter as set forth in accordance with this Section 3.

(b) Sponsor Designees.

(i) Subject to Section 3(b)(ii), the Sponsor Holders, by a majority of shares held by them, shall have the right to nominate, and the Board and the LGM Holders will appoint and vote for, two (2) members of the Board (the “Sponsor Designees” and each an “Sponsor Designee”), two (2) of which are initially designated as set forth on Exhibit 3 hereto and all of which shall thereafter be designated by the Sponsor Holders by a majority of shares held by them.

(ii) In the event the Sponsor Holders cease collectively, as of any date after the Closing Date, to own voting stock of the Company bearing at least: (A) fifteen percent (15%) of the aggregate outstanding voting power of the Company, the Sponsor Holders shall only be entitled to nominate one (1) member of the Board as of the date Sponsor Holders cease to hold the aforementioned requisite securities of the Company; and (B) five percent (5%) of the aggregate outstanding voting power of the Company, the Sponsor Holders shall no longer be entitled to nominate any members of the Board as of the date the Sponsor Holders cease to hold the aforementioned requisite securities of the Company.

(c) Resignation; Removal; Vacancies. Any member of the Board designated pursuant to Section 3(b) may resign, or may be removed either (i) with or without cause solely at the direction of the Sponsor Holder who designated such member of the Board, or (ii) by the affirmative written vote or written consent of a majority of the remaining members of the Board upon death, disability or disqualification of such member of the Board. The Sponsor Holder who designated such resigned or removed director (or such Sponsor Holder’s successors) shall have the exclusive right to designate a replacement for such member of the Board, which individual shall be appointed and approved pursuant to Section 3(b) for so long as such Sponsor Holder is entitled to designate such nominee pursuant to such section.

(d) From and after the lapse or termination of a Board designation rights set forth in Section 3(b), in accordance with the terms of this Agreement, the Board seat that would have been designated pursuant to such designation right had such right not lapsed or terminated will be filled in accordance with the A&R Certificate of Incorporation and the A&R By-laws.

4. Controlled Company.

(a) The Stockholder Parties agree and acknowledge that by virtue of the combined voting power of the Existing Equityholders of more than fifty percent (50%) of the total voting power of the shares of capital stock of the Company outstanding as of the Closing, the Company will, as of the Closing, qualify as a “controlled company” within the meaning of Section 303A of the NYSE Listed Company Manual (the “NYSE Listing Rules”) of The New York Stock Exchange.

(b) From and after the Closing, the Company agrees and acknowledges that, unless otherwise agreed by Segrave, it shall elect, to the extent permitted under the NYSE Listing Rules, to be treated as a “controlled company” within the meaning of Section 303A of the NYSE Listing Rules.

5. Representations and Warranties of Each Existing Equityholder. Each Existing Equityholder on its own behalf hereby represents and warrants to the Company and each other Existing Equityholder, severally and not jointly, with respect to such Existing Equityholder and such Existing Equityholder’s ownership of his, her or its Stockholder Shares set forth on Annex A, as of the Closing Date:

(a) Organization; Authority. If Existing Equityholder is a legal entity, Existing Equityholder (i) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Existing Equityholder is a natural person, Existing Equityholder has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Existing Equityholder is a legal entity, this Agreement has been duly authorized, executed and delivered by Existing Equityholder. This Agreement constitutes a valid and binding obligation of Existing Equityholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) No Consent. Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any governmental Authority or other Person on the part of Existing Equityholder is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Existing Equityholder’s ability to perform his, her or its obligations pursuant to this Agreement. If Existing Equityholder is a natural person, no consent of such Existing Equityholder’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Existing Equityholder’s obligations hereunder. If Existing Equityholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c) Ownership of Shares. Existing Equityholder Beneficially Owns his, her or its Stockholder Shares free and clear of all Liens. Except pursuant to this Agreement, the Purchase Agreement, and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Existing Equityholder is a party relating to the pledge, acquisition, disposition, Transfer or voting of Stockholder Shares and there are no voting trusts or voting agreements with respect to the Stockholder Shares. Existing Equityholder does not Beneficially Own (i) any shares of capital stock of the Company other than the Stockholder Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A (collectively, “Options”).

6. Lock-up.

(a) Subject to Sections 6(b) and 6(c), each Existing Equityholder agrees that, without the Company’s prior written consent, it, he or she shall not Transfer any Lock-up Shares until the end of the Lock-up Period.

(b) Notwithstanding the provisions set forth in Section 6(a), any Existing Equityholder or its Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) to any of such Existing Equityholder’s Permitted Transferees; (ii) in connection with a pledge of up to 25% of each individual Existing Equityholder’s Lock-up Shares in connection with a bona fide transaction with a lender and disclosed in writing to the Board; or (iii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date.

(c) Notwithstanding anything contained herein to the contrary, the Lock-up Period shall expire, and each Existing Equityholder, together with its Permitted Transferees, shall be entitled to Transfer all of the Lock-up Shares, immediately upon the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock of the Company for cash, securities or other property.

7. No Other Voting Trusts or Other Arrangement. Each Existing Equityholder shall not, and shall not permit any entity under such Existing Equityholder’s control to (a) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (b) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (c) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

8. Additional Shares. Each Existing Equityholder agrees that all securities of the Company that may vote in the election of the Company’s directors that such Existing Equityholder purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

9. Confidentiality. Each Stockholder Party agrees, and agrees to cause its Affiliates, to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information; provided, however, that a Stockholder Party may disclose Confidential Information to (a) its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any Affiliate, partner, member, equityholder or wholly-owned Subsidiary of such Stockholder Party, or any lender (or potential lender) or similar financing counterparty thereof, in each case in the ordinary course of business; provided that such Stockholder Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, (c) as may otherwise be required by law, regulation, rule, court order or subpoena or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system, provided that such Stockholder Party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, or (d) any party with whom such Stockholder Party enters into a confidentiality agreement, in form reasonably satisfactory to the Company, governing such Confidential Information.

10. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11. Termination.

(a) Following the Closing, with respect to each Stockholder Party, except as set forth in Section 11(b), (a) Section 2 (Agreement to Vote), Section 3 (Board of Directors), of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which such Stockholder Party no longer has the right to designate a director to the Board under this Agreement; (b) Section 4(b) (Controlled Company) shall survive until the Company is no longer considered a “controlled company” under Section 303A of the NYSE Listing Rules (or other applicable stock exchange rule) and (c) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder Party when such Stockholder Party ceases to Beneficially Own any Stockholder Shares.

(b) Notwithstanding the foregoing, the obligations set forth in Section 9 (Confidentiality), Section 10 (Specific Enforcement), Section 11 (Termination), Section 12 (Amendments and Waivers), Section 14 (Assignment), Section 16 (Severability), Section 17 (Governing Law), Section 18 (Jurisdiction), and Section 19 (WAIVER OF JURY TRIAL) shall survive termination of this Agreement.

12. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Stockholder Party that (i) remains a party to this Agreement at such time and (ii) (x) in the case of any amendment to the rights of any Stockholder Party hereunder, has such right at the time of such amendment and (y) in the case of an amendment to any obligation of a Stockholder Party hereunder, remains subject to such obligation at the time of such amendment. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

13. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Stockholder Parties shall become Voting Shares for purposes of this Agreement (and any securities issued with respect to Lock-up Shares held by Existing Equityholders shall become Lock-up Shares for purposes of this Agreement). During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholder Parties and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholder Parties, but all dividends and distributions payable in Common Stock or other equity or securities convertible into equity shall become Voting Shares (and all dividends and distributions on Lock-up Shares payable in Common Stock or other equity or securities convertible into equity shall become Lock-up Shares) for purposes of this Agreement.

14. Assignment.

(a) Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

(b) No Stockholder Party may assign or delegate such Stockholder Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Stockholder Shares by such Stockholder Party to a Permitted Transferee in accordance with the terms of the Registration Rights Agreement and this Section 14.

(c) This Agreement and the provisions hereof shall, subject to Section 14(b), inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of each Stockholder Party, as applicable, including with respect to any of such Stockholder Party’s Stockholder Shares that are transferred to a Permitted Transferee in accordance with the terms of this Agreement and the Registration Rights Agreement.

(d) No assignment in accordance with this Section 14 by any party hereto (including pursuant to a Transfer of any Stockholder Party’s Stockholder Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 21 and (ii) the executed written agreement of the assignee to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. Each Stockholder Party shall not permit the Transfer of any such Stockholder Party’s Stockholder Shares to a Permitted Transferee unless and until the Person to whom such securities are to be transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

(e) Any transfer or assignment made other than as provided in this Section 14 shall be null and void.

(f) Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by each Stockholder Party, the aggregate number of shares so held by such Stockholder Party shall include any shares of capital stock of the Company transferred or assigned to a Permitted Transferee in accordance with the provisions of this Section 14; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 14(d) above, including agreeing to vote or cause to be voted the Voting Shares Beneficially Owned by such Permitted Transferee as required of the applicable transferring LGM Holder or Sponsor Holder.

15. Other Rights. Except as provided by this Agreement, each Stockholder Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to the Stockholder Shares, including the right to vote the Stockholder Shares subject to this Agreement.

16. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17. Governing Law. This Agreement, the rights and duties of the parties hereto, any disputes (whether in contract, tort or statute), and the legal relations between the parties arising hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware without reference to its conflicts of laws provisions.

18. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such courts.

19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

21. Notices. Any notices provided pursuant to this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by electronic mail. Notices provided pursuant to this Agreement shall be provided, (x) if to the Company, in accordance with the terms of the Purchase Agreement, (y) if to any other party hereto, to the address or email address, as applicable, of such party set forth on Annex A hereto, or (z) to any other address or email address, as a party designates in writing to the other parties in accordance with this Section 22.

22. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

23. Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be effective upon the Closing. If the Purchase Agreement is terminated in accordance with its terms, this Agreement shall terminate concurrently therewith and shall be of no further force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

EG Acquisition Corp.
a Delaware corporation

By:	/s/ Gregg Hymowitz
Name: Gregg Hymowitz
Title: Chief Executive Officer

SPONSOR:

EG Sponsor LLC
a Delaware corporation

By:	/s/ Matthew Lux
Name: Matthew Lux
Title: Authorized Signatory

EXISTING EQUITYHOLDERS:

/s/ Thomas James Segrave, Jr.
Thomas James Segrave, Jr.

/s/ Thomas James Segrave, Jr.
Thomas James Segrave, Jr. as Custodian for Laura Grace Segrave

/s/ Thomas James Segrave, Jr.
Thomas James Segrave, Jr. as Custodian for Madison Lee Segrave

/s/ Thomas James Segrave, Jr.
Thomas James Segrave, Jr. as Custodian for Lillian May Segrave

/s/ Thomas James Segrave, Jr.
Thomas James Segrave, Jr. as Custodian for Thomas James Segrave, III

Annex A

Holder	Address	Shares of Common Stock	Warrants	Options	Other Equity Securities/Rights to Acquire Equity Securities
Thomas James Segrave, Jr.	2860 Jetport Road, Kinston, North Carolina 28504	Class B Common Stock: 57,530,000	-	-	57,530,000 LGM Common Units
Thomas James Segrave, Jr., as Custodian for Laura Grace Segrave	2860 Jetport Road, Kinston, North Carolina 28504	Class B Common Stock: 600,000	-	-	600,000 LGM Common Units
Thomas James Segrave, Jr., as Custodian for Madison Lee Segrave	2860 Jetport Road, Kinston, North Carolina 28504	Class B Common Stock: 600,000	-	-	600,000 LGM Common Units
Thomas James Segrave, Jr., as Custodian for Lillian May Segrave	2860 Jetport Road, Kinston, North Carolina 28504	Class B Common Stock: 600,000	-	-	600,000 LGM Common Units
Thomas James Segrave, Jr., as Custodian for Thomas James Segrave III	2860 Jetport Road, Kinston, North Carolina 28504	Class B Common Stock: 600,000	-	-	600,000 LGM Common Units
EG Sponsor LLC	375 Park Avenue, 24th Floor, New York, NY 10152	Class A Common Stock: 5,625,000	Warrants to purchase 4,333,333 shares of Class A Common Stock	-	-

Exhibit 3

Initial Board Designees

The initial board designees shall initially be:

•	Thomas James Segrave, Jr., who shall serve as the initial chairperson of the Board

•	Gregg S. Hymowitz (ETG Designee)

•	Gary Fegel (ETG Designee)

•	Michael S. Fox

•	Frank B. Holding, Jr.

•	Peter B. Hopper

•	Thomas J. Segrave, Sr.